Exhibit 99.1

Worksport Increases Production Capacity to Meet Growing Sales Demand

Company Aims for 100% Growth in Monthly Online Sales in the Near-Term; AL4 Tonneau Cover Launch Set for December

West Seneca, New York, November 22, 2024 — Worksport Ltd. (NASDAQ: WKSP) (“Worksport” or the “Company”), a U.S.-based manufacturer and innovator of hybrid and clean energy solutions for the light truck, overlanding, and global consumer goods sectors is pleased to announce an expansion of its manufacturing workforce to meet accelerating sales demand. Since the start of Q4, the Company has increased its plant worker count by 30%, positioning itself to enhance production capacity and improve margins.

Scaling Production to Meet Growing Demand

●	Increased Workforce: The expansion of the production team is a strategic move to accommodate the significant growth in Worksport’s business-to-consumer (B2C) and business-to-business (B2B) sales

●	Sales Growth: The Company is now targeting $1 million in monthly online sales in the near-term, aiming for a 100% increase in top line revenue from the approximately $500,000 per month reported less than 60 days ago.

●

Second Shift Preparation: To support the scheduled end-of-the-year launch of the higher margin AL4 tonneau cover, Worksport is adding a new evening production shift. This expansion will boost production capacity, enabling the Company to meet escalating demand and drive increased revenues and profitability. Investors can expect an update on the AL4 pre-order campaign for the business-to-business (B2B) segment before the end of the year.

Management Commentary

““The Company continues to grow with new dealers, increased sales, and enhanced efficiencies each day,” said Steven Rossi, CEO of Worksport Ltd. “Expanding our plant staff and initiating a second production shift are pivotal steps toward improving margins and achieving EBITDA positivity. Last Friday, the Company’s market capitalization closed below our revenue projections for 2025—a year in which we believe we will be cash flow positive with increasing margins. We reiterate our strong belief that Worksport continues to be undervalued.”

Upcoming Product Launches Driving Growth

●	AL3 and AL4 Tonneau Covers: The continued rollout of these products is expected to significantly contribute to Worksport’s path toward cash flow positivity in 2025.

●	SOLIS and COR Clean-Tech Systems: The Company also plans to launch its highly anticipated SOLIS solar cover and COR portable energy system by Q2/Q3 2025, further enhancing revenue growth and profitability prospects.

Worksport Q3 Earnings Call

Q3 revenue surged to $3.12 million—a 581% year-over-year increase compared to $458,433 in Q3 2023.

Worksport held its Q3 2024 earnings call on Wednesday November 13, 2024. The prepared remarks and presented earnings call deck are available at Worksport’s Investor Relations website.

Investor Inquiries May Be Directed To:

Investor Relations, Worksport Ltd.

T: 1 (888) 554-8789 x128

W1: https://investor.worksport.com

W2: www.worksport.com

E: investors@worksport.com

Key 2024 Press-Releases:

●	November 21: CEO Insider Purchase; Worksport Investigates Short Selling
●	October 29: 200% Growth in B2B Sales; Pre-Order Campaign Initiated For AL4
●	October 17: Nasdaq Grants Extension To Regain Compliance
●	October 17: $2MM+ Projected Savings From New Strategic Initiative
●	October 3: Commencing U.S Government Sales
●	September 30: Update On ISO Certification
●	September 19: Alpha Launch of SOLIS & COR
●	September 11: Worksport COR as an EV Range Extender for Tesla Model 3
●	August 14: Record High Revenues; 275% Q2 Growth
●	August 1: Impressive SOLIS Solar Cover Test Results
●	May 8: Worksport Awarded $2.8MM Grant

Read all Worksport press releases: [Link to All Press Releases].

Stay Connected

●	Investor Newsletter: Investors and customers are invited to follow Worksport’s progress as it builds on this momentum and strives to redefine industry standards with each new corporate development. Link to Newsletter

●	Contact Information

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789 -128 W: investors.worksport.com E: investors@worksport.com W: worksport.com

About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, and NP (Non-Parasitic), hydrogen-based true green energy solutions for the sustainable, clean energy, and automotive industries. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport’s hard-folding cover, designed and manufactured in-house, is compatible with all major truck models and is gaining traction with newer truck makers including the EV sector. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and NP (Non-Parasitic), Hydrogen-based technology. Terravis Energy’s website is terravisenergy.com. For more information, please visit investors.worksport.com.

Connect with Worksport

Please follow the Company’s social media accounts on X (previously Twitter), Facebook, LinkedIn, YouTube, and Instagram (collectively, the “Accounts”), the links of which are links to external third party websites, as well as sign up for the Company’s newsletters at investors.worksport.com. The Company does not endorse, ensure the accuracy of, or accept any responsibility for any content on these third-party websites other than content published by the Company.

Product social media	Investor social media
Instagram	X (formerly Twitter)
Facebook YouTube	LinkedIn Link to Newsletter

Investors and others should note that the Company announces material financial information to our investors using our investor relations website, press releases, Securities and Exchange Commission (“SEC”) filings, and public conference calls and webcasts. The Company also uses social media to announce Company news and other information. The Company encourages investors, the media, and others to review the information the Company publishes on social media.

The Company does not selectively disclose material non-public information on social media. If there is any significant financial information, the Company will release it broadly to the public through a press release or SEC filing prior to publishing it on social media.

For additional information, please contact:

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789 -128 W: investors.worksport.com W: www.worksport.com E: investors@worksport.com

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” “project,” “should,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. These statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) supply chain delays; (ii) acceptance of our products by consumers; (iii) delays in or nonacceptance by third parties to sell our products; and (iv) competition from other producers of similar products. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC, including, without limitation, our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.